                                                                  EXHIBIT 99.1

                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 10th day of August, 2001.

                                       The TCW Group, Inc., on behalf of the TCW
                                       Business Unit

                                           By:  /s/ LINDA D. BARKER
                                                --------------------------------
                                                Linda D. Barker
                                                Authorized Signatory



                                       ROBERT A. DAY

                                           By:  /s/ LINDA D. BARKER
                                                --------------------------------
                                                Linda D. Barker
                                                Under Power of Attorney dated
                                                November 6, 2000, on file with
                                                Schedule 13G for Retek, Inc.
                                                dated November 8, 2000.


                                      B-1